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                             EXHIBIT 5(a)

                           BAINBRIDGE GROUP



December 18, 1997



EIP Microwave, Inc.
4500 Campus Drive
Suite 219
Newport Beach, California 92660

Gentlemen:

    In connection with the preparation and filing of a Form SB-2 Registration Statement under the Securities Act of 1933, to be filed by EIP Microwave, Inc. for the purpose of registering 4,249,070 shares of its Common Stock (the "Shares") to be offered to its stockholders of record on a date to be selected by its board of directors prior to the effective date of the Registration Statement, we have acted as counsel to EIP Microwave, Inc. (the "Company") in the preparation of the Form SB-2 Registration Statement. We advise you that we are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records, or other instruments relating to the incorporation of the Company and the authorization and the issuance of the Shares, including the following:

    (a)  Certificate of Incorporation of the Company;

    (b)   By-laws of the Company;

    (c) Corporate proceedings and filings reflected in the minutes of the Company as certified to by the secretary of the Company;

    (d)  Specimen certificates representing the Shares; and

    (e) The Form SB-2 Registration Statement relating to the Shares and to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Based solely on the foregoing, we are of the opinion that:

    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

    2. The Company has corporate power to conduct the business now being conducted and is duly authorized and in good standing to do business in the jurisdiction in which its ownership of property or the conduct of its business legally requires that authorization.

    3. The Company has an authorized capitalization as set forth in the Registration Statement, and the Shares conform to the statements concerning them in the Registration Statements.

    4. The Shares have been duly and validly authorized. The Shares, when issued, will be legally issued, fully paid and non-assessable.

    5. No consent, approval, authorization, or other order of any regulatory authority or third party is


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legally required for the valid issuance of the Shares other than the order making effective the registration of the Shares, which order must be issued by the Securities and Exchange Commission, and other than similar action to
be taken by the state   securities regulatory agencies of states which
require registration of, or filings with respect to, the Shares in those states.

    6. The consummation of the offering and sale of the Shares as contemplated in the Registration Statements will not result in a breach of any of the terms and provisions of, or constitute a default under, any notes, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company to its knowledge is now a party, or the Certificate of Incorporation of the Company.

    7. We do not know, and you have advised us that you do not know, of any legal or governmental proceeding pending or threatened to which the Company is a party, or of which the property of the Company is the subject, of a character required to be disclosed in the Registration Statements that is not disclosed and properly described in this document; and you and we do not know of any contracts of a character to be disclosed in the Registration Statement that are not disclosed, filed and properly summarized in such document.

    8. The Registration Statement and any further amendments and supplements made by the Company prior to the effective date of the Form SB-2 Registration Statement comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the applicable rules and regulations of the Securities and Exchange Commission. We have no reason to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated in the document or necessary to make the statements in it not misleading.

         We hereby consent to the filing of this opinion as Exhibit 5(a) to the Form SB-2 Registration Statement to be filed by the Company on or about December 18, 1997.

                             Sincerely,

                             BAINBRIDGE GROUP


                             /s/  MICHAEL E. JOHNSON
                             _____________________________
                             Michael E. Johnson, President